Exhibit 32.1

CERTIFICATION OF FINANCIAL STATEMENTS

Pursuant of 18 U.S.C. 63 1350, the President and Chief Executive Officer of Conmed Healthcare Management, Inc. (the “Company”) hereby certifies that this Form 10-KSB and the financial statements thereto fully comply with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Form 10-KSB and the financial statements thereto fairly present, in all material respects, the financial condition and results of operations of the Company.

March 28, 2007

By /s/ Richard W. Turner
Richard Turner, President and Chief Executive Officer

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